            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER. -- Social Security numbers have nine digits separated by two hyphens, e.g., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen, e.g., 00-0000000. The table below will help determine the number to give the payer.

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
FOR THIS TYPE OF ACCOUNT:         GIVE THE SOCIAL SECURITY
                                  NUMBER OF --
--------------------------------------------------------------
 1.  An individual's account      The individual
 2.  Two or more individuals      The actual owner of the
     (joint account)              account or, if combined
                                  funds, the first individual
                                  on the account(1)
 3.  Custodian account of a       The minor(2)
     minor (Uniform Gift to
     Minors Act)
 4.  Custodian account of a       The minor (2)
     minor (Uniform Gift to
     Minors Act)
 5.  Adult and minor (joint       The adult or, if the minor
     account)                     is the only contributor, the
                                  minor (1)
 6.  Account in the name of       The ward, minor, or in-
     guardian or committee for    competent person (3)
     a designated ward, minor,
     or incompetent person
 7.  a. A revocable savings       The actual owner(1)
     trust account (in which
     grantor is also
     trustee)                     The actual owner(1)
     b. Any "trust" account
     that is not a legal or
     valid trust under
     State law
--------------------------------------------------------------
                                  GIVE THE EMPLOYER
  FOR THIS TYPE OF ACCOUNT:       IDENTIFICATION NUMBER OF --
--------------------------------------------------------------
 8.  Sole proprietorship          The owner(4)
     account
 9.  A valid trust, estate or     The legal entity (do not
     pension                      furnish the identifying
                                  number of the personal
                                  representative or trustee
                                  unless the legal entity
                                  itself is not designated in
                                  the account title) (5)
10.  Corporate account            The corporation
11.  Religious, charitable or     The organization
     educational organization
     account
12.  Partnership account held     The partnership
     in the name of the
     business
13.  Association, club, or        The organization
     other tax exempt
     organization
14.  A broker or registered       The broker or nominee
     nominee
15.  Account with the Depart-     The public entity
     ment of Agriculture in
     the name of a public
     entity (such as a State
     or local government,
     school district, or
     prison) that receives
     agricultural program
     payments

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(1) List first and circle the name of the person whose number you furnish.
(2) Circle the minor's name and furnish the minor's Social Security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4) Show the name of the owner. If the owner does not have an employer identification number, furnish the owner's social security number.
(5) List first and circle the name of the legal trust, estate, or pension trust.

NOTE: IF NO NAME IS CIRCLED WHEN THERE IS MORE THAN ONE NAME, THE NUMBER WILL BE
      CONSIDERED TO BE THAT OF THE FIRST NAME LISTED.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

                                     PAGE 2

OBTAINING A NUMBER
If you do not have a taxpayer identification number or you do not know your number, obtain form SS-5, Application for a Social Security Number Card (for resident individuals), Form SS-4, Application for Employer Identification Number (for businesses and all other entities), or Form W-7 for International Taxpayer Identification Number (for alien individuals required to file U.S. tax returns), at an office of the Social Security Administration or the Internal Revenue Service.

To complete Substitute Form W-9, if you do not have a taxpayer identification number, write "Applied For" in the space for the taxpayer identification number in Part I, sign and date the Form, and give it to the requester. Generally, you will then have 60 days to obtain a taxpayer identification number and furnish it to the requester. If the requester does not receive your taxpayer identification number within 60 days, backup withholding, if applicable, will begin and will continue until you furnish your taxpayer identification number to the requester.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on ALL payments include the following:*

- A corporation.
- A financial institution.
- An organization exempt from tax under section 501(a), or an individual retirement plan, or a custodial account under section 403(b)(7).
- The United States or any agency or instrumentality thereof.
- A state, the District of Columbia, a possession of the United States, or any political subdivision or instrumentality thereof.
- A foreign government or a political subdivision, agency or instrumentality thereof.
- An international organization or any agency or instrumentality thereof.
- A registered dealer in securities or commodities registered in the United States or a possession of the United States.
- A real estate investment trust.
- A common trust fund operated by a bank under section 584(a).
- An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).
- An entity registered at all times during the tax year under the Investment Company Act of 1940.
- A foreign central bank of issue.
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* Unless otherwise noted herein, all references below to section numbers or to regulations are references to the Internal Revenue Code and the regulations promulgated thereunder.

EXEMPT PAYEES DESCRIBED ABOVE SHOULD FILE A SUBSTITUTE FORM W-9 TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

Certain payments other than interest, dividends and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045, and 6050A.

PRIVACY ACT NOTICES. Section 6109 requires most recipients of dividends, interest or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividends, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:
- Payments to nonresident aliens subject to withholding under section 1441.
- Payments to partnerships not engaged in a trade or business in the United States and which have at least one nonresident partner.
- Payments of patronage dividends where the amount received is not paid in money.
- Payments made by certain foreign organizations.
- Payments made to a nominee.

Payments of interest not generally subject to backup withholding include the following:
- Payments of interest on obligations issued by individuals. NOTE: You may be subject to backup withholding if (i) this interest is $600 or more, and (ii) the interest is paid in the course of the payer's trade or business and (iii) you have not provided your correct taxpayer identification number to the payer.
- Payments of tax-exempt interest (including exempt-interest dividends under section 852).
- Payments described in section 6049(b)(5) to non-resident aliens.
- Payments on tax-free covenant bonds under section 1451.
- Payments made by certain foreign organizations.
- Payments made to a nominee.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. -- If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE STATEMENTS WITH RESPECT TO WITHHOLDING. -- If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. -- If you falsify certifications or affirmations, you are subject to criminal penalties including fines and/or imprisonment.

(4) FAILURE TO REPORT CERTAIN DIVIDEND AND INTEREST PAYMENTS. -- If you fail to include any portion of an includible payment for interest, dividends or patronage dividends in gross income and such failure is due to negligence, a penalty of 20% is imposed on any portion of any underpayment attributable to the failure.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.